                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                            DURING THE LAST 60 DAYS
                            -----------------------

Settlement       By          For the     Quantity     Price     Type of Trade   Broker
  Date       -----------   Account of    --------      per      -------------   ------
----------                 -----------                Share
                                                    ---------
======================================================================================
  12/26/97   Partners      BVF             26,500     $7.6250   Purchase        OPCO
--------------------------------------------------------------------------------------
  12/26/97   Partners      ILL10            3,750     $7.6250   Purchase        OPCO
--------------------------------------------------------------------------------------
  12/26/97   Partners      PAL              2,250     $7.6250   Purchase        OPCO
--------------------------------------------------------------------------------------
  12/26/97   Partners      ZPG              2,000     $7.6250   Purchase        OPCO
--------------------------------------------------------------------------------------
  12/26/97   Partners      BVF Ltd.        15,500     $7.6250   Purchase        OPCO
--------------------------------------------------------------------------------------
  01/06/98   Partners      BVF Ltd.         4,600     $7.5761   Purchase        INET
--------------------------------------------------------------------------------------
  01/08/98   Partners      BVF Ltd.         3,800     $7.6447   Purchase        INET
--------------------------------------------------------------------------------------
  01/20/98   Partners      BVF Ltd.         4,000     $8.0000   Purchase        INET
--------------------------------------------------------------------------------------
  01/21/98   Partners      BVF Ltd.        50,000     $7.7750   Purchase        VECT
--------------------------------------------------------------------------------------
  01/21/98   Partners      BVF Ltd.         3,500     $7.8214   Purchase        INET
--------------------------------------------------------------------------------------
  01/29/98   Partners      BVF Ltd.         1,000     $7.7500   Purchase        INET
--------------------------------------------------------------------------------------
  01/30/98   Partners      BVF             14,000     $7.7500   Purchase        VECT
--------------------------------------------------------------------------------------
  01/30/98   Partners      PAL              2,000     $7.7500   Purchase        VECT
--------------------------------------------------------------------------------------
  01/30/98   Partners      BVF Ltd.        10,000     $7.7500   Purchase        VECT
--------------------------------------------------------------------------------------

     OPCO   =      Oppenheimer & Co., Inc.
     INET   =      Instinet
     VECT   =      Vector Securities